                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-93727) of Instron Corporation of our reports dated February 18, 1999 relating to the financial statements and financial statement schedule of Instron Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                             /s/ PricewaterhouseCoopers LLP
                                             ------------------------------
                                                 PricewaterhouseCoopers LLP


Boston, Massachusetts
February 14, 2000